SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WINSTON HOTELS, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-1872141
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2626 Glenwood Avenue, Suite 200 Raleigh, North Carolina (Address of Principal Executive Offices)	27612 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-109406
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8.00% Series B Cumulative Preferred Stock, $.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

      The description of the 8.00% Series B Cumulative Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”) of Winston Hotels, Inc. (the “Registrant”) to be registered hereby, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-109406) and under the heading “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement thereto dated January 22, 2004, filed pursuant to Rule 424(b), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Specimen certificate for common stock, $.01 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-76602)).

4.2	Specimen certificate for 9.25% Series A Cumulative Preferred Stock, $.01 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 1997).

4.3	Specimen certificate for Series B Preferred Stock.

4.4(a)	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 1999).

4.4(b)	Form of Articles of Amendment to the Restated Articles of Incorporation of the Registrant Establishing and Fixing the Rights and Preferences of the Series B Preferred Stock.

4.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2001).

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WINSTON HOTELS, INC.

Date: January 30, 2004	By:	/s/ Joseph V. Green

Joseph V. Green President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	Specimen certificate for common stock, $.01 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-76602)).

4.2	Specimen certificate for 9.25% Series A Cumulative Preferred Stock, $.01 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 1997).

4.3	Specimen certificate for Series B Preferred Stock.

4.4(a)	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 1999).

4.4(b)	Form of Articles of Amendment to the Restated Articles of Incorporation of the Registrant Establishing and Fixing the Rights and Preferences of the Series B Preferred Stock.

4.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2001).